Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-248252, 333-265754, and 333-265307) of OneConnect Financial Technology Co., Ltd. of our report dated April 23, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20- F.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China

July 18, 2024